                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) :   August 26, 1996


                            ATRIA COMMUNITIES, INC.
              (Exact name of registrant as specified in charter)

          Delaware                    0-21159                  61-1303738
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


                            515 West Market Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                     40202
                                  (Zip Code)

                                 502-596-7540
             (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.

     On August 26, 1996, Atria Communities, Inc. (the "Company") entered into a bank credit facility (the "Atria Credit Facility") aggregating $200 million (including a letter of credit option not to exceed $70 million) which will have a maturity of four years and may be extended at the option of the banks for one additional year. The Atria Credit Facility will bear interest, at the Company's option, at either (1) a base rate based on PNC Bank's prime rate or the daily federal funds rate or (2) a LIBOR rate, plus an additional percentage based on certain leverage ratios. The obligations under the Atria Credit Facility will be secured by all of the Company's property, the capital stock of the Company's present and future principal subsidiaries and all intercompany indebtedness owed to the Company by its subsidiaries. The Atria Credit Facility is conditioned upon, among other things, ownership by Vencor, Inc. ("Vencor") of at least 30% of the Company's common stock.

     The Atria Credit Facility contains financial covenants and other restrictions that (i) require the Company to meet certain financial tests, (ii) require that there be no change of control of the Company, (iii) limit, among other things, the ability of the Company and certain of its subsidiaries to borrow additional funds, dispose of certain assets and engage in mergers and other business combinations, and (iv) prohibit distributions to the Company's stockholders. Vencor will guarantee up to $100 million of the Atria Credit Facility in the first year, which guarantee will decrease annually thereafter.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

          (c) Exhibits.

              (1) Credit Agreement dated as of August 15, 1996, among (a) Atria Communities, Inc., as Borrower; (b) the lending institutions listed in Annex I to the Credit Agreement, as Lenders; (c) PNC Bank, National Association, as Administrative Agent; (d) PNC Bank, Kentucky, Inc., as Managing Agent; (e) National City Bank of Kentucky, as Documentation Agent, and (f) PNC Bank, National Association, National City Bank of Kentucky, and The Toronto-Dominion Bank, New York Agency, as Syndication Agents.

              (2) Security Agreement dated as of August 15, 1996 among Atria Communities, Inc. as Assignor and the other Assignors named therein, and PNC Bank, National Association, as Collateral Agent.

              (3) Pledge Agreement dated as of August 15, 1996 among Atria Communities, Inc. as a Pledgor and the other Pledgors named therein, and PNC Bank, National Association, as Collateral Agent.

              (4) Parent Guaranty dated as of August 15, 1996 among (a) Atria Communities, Inc., as Borrower, (b) Vencor, Inc., as Parent Guarantor, (c) First Healthcare Corporation, Northwest Healthcare, Inc., Medisave Pharmacies, Inc., Hillhaven of Central Florida, Inc., and Nationwide Care, Inc., as Supporting Guarantors, and (d) PNC Bank, National Association, as Administrative Agent.

              (5) Subsidiary Guaranty dated as of August 15, 1996 between the subsidiaries of Atria Communities, Inc. named therein and PNC Bank, National Association, as Administration Agent.

              (6) Future Advance Mortgage, Assignment of Leases and Security Agreement dated as of August 15, 1996, executed by Atria Communities, Inc. in favor of PNC Bank, National Association, as Collateral Agent (Heritage at Wildwood). (Similar forms were used for other properties. See Annex III to the Credit Facility Agreement.)

              (7) Future Advance Deed of Trust, Fixture Filing, and Assignment of Leases and Rents and Security Agreement dated as of August 15, 1996, executed by Atria Communities, Inc. in favor of Transnation Title Insurance Company (Valley Manor). (Similar forms were used for other properties. See Annex III to the Credit Facility Agreement.)

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date : September 10, 1996                   ATRIA COMMUNITIES, INC.



                                            By: /s/ J. Timothy Wesley
                                                 J. Timothy Wesley
                                                 Chief Financial Officer, Vice
                                                   President of Development and
                                                   Secretary
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                                 EXHIBIT INDEX



        (1) Credit Agreement dated as of August 15, 1996, among (a) Atria Communities, Inc., as Borrower; (b) the lending institutions listed in Annex I to the Credit Agreement, as Lenders; (c) PNC Bank, National Association, as Administrative Agent; (d) PNC Bank, Kentucky, Inc., as Managing Agent; (e) National City Bank of Kentucky, as Documentation Agent, and (f) PNC Bank, National Association, National City Bank of Kentucky, and The Toronto-Dominion Bank, New York Agency, as Syndication Agents.

        (2) Security Agreement dated as of August 15, 1996 among Atria Communities, Inc. as Assignor and the other Assignors named therein, and PNC Bank, National Association, as Collateral Agent.

        (3) Pledge Agreement dated as of August 15, 1996 among Atria Communities, Inc. as a Pledgor and the other Pledgors named therein, and PNC Bank, National Association, as Collateral Agent.

        (4) Parent Guaranty dated as of August 15, 1996 among (a) Atria Communities, Inc., as Borrower, (b) Vencor, Inc., as Parent Guarantor, (c) First Healthcare Corporation, Northwest Healthcare, Inc., Medisave Pharmacies, Inc., Hillhaven of Central Florida, Inc., and Nationwide Care, Inc., as Supporting Guarantors, and (d) PNC Bank, National Association, as Administrative Agent.

        (5) Subsidiary Guaranty dated as of August 15, 1996 between the subsidiaries of Atria Communities, Inc. named therein and PNC Bank, National Association, as Administration Agent.

        (6) Future Advance Mortgage, Assignment of Leases and Security Agreement dated as of August 15, 1996, executed by Atria Communities, Inc. in favor of PNC Bank, National Association, as Collateral Agent (Heritage at Wildwood). (Similar forms were used for other properties. See Annex III to the Credit Facility Agreement.)

        (7) Future Advance Deed of Trust, Fixture Filing, and Assignment of Leases and Rents and Security Agreement dated as of August 15, 1996, executed by Atria Communities, Inc. in favor of Transnation Title Insurance Company (Valley Manor). (Similar forms were used for other properties. See Annex III to the Credit Facility Agreement.)